UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 31, 2006
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)
Delaware	0-16214	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1373 Broadway, Albany, New York		12204
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (518) 445-2200
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.  Other Events.

Albany International Corp. (the “Company”) operates its business in the following three segments: Paper Machine Clothing (PMC), Applied Technologies, and Albany Door Systems. Effective January 1, 2006, the Company reclassified one of its lines of business from PMC to Applied Technologies. As a result of this reclassification, the Company has revised the applicable sections of Management’s Discussion and Analysis of Financial Condition and Results of Operations and Notes 1 and 12 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The segment reclassification has the effect of decreasing full - year 2005 net sales and operating income in the Paper Machine Clothing segment, and increasing full-year 2005 net sales and operating income in the Applied Technologies segment , by $8.7 million and $2.2 million, respectively.

The amended Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements are filed as exhibits hereto and are incorporated herein by reference. Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements are being revised only to reflect the segment change, and have not been updated to reflect any other developments since the date of the original filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations as of, and for periods ending December 31, 2005.

99.2	Revised Consolidated Financial Statements as of, and for periods ending December 31, 2005.

99.3	Schedule of 2005 quarterly net sales and operating income that have been reclassified from the Paper Machine Clothing segment to the Applied Technologies segment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ Michael C. Nahl

Name: Michael C. Nahl
Title: Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date:	May 31, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations as of, and for periods ending December 31, 2005.

99.2	Consolidated Financial Statements as of, and for periods ending December 31, 2005.

99.3	Schedule of 2005 quarterly net sales and operating income that have been reclassified from the Paper Machine Clothing segment to the Applied Technologies segment.